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                                                                     Exhibit 5.1

                 [Letterhead of Milbank, Tweed, Hadley & McCloy]



                                                              September 10, 1996



Crane Co.
100 First Stamford Place
Stamford, Connecticut 06902

                  Re:      Registration Statement on Form S-4
                           Issuance of shares of Common Stock

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-4 (the "Registration Statement") of Crane Co., a Delaware corporation (the "Company"), dated the date hereof, filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, shares of common stock, par value $1.00 per share, of the Company (the "Shares"). The Shares are to be issued to the holders of common stock, without par value, of Interpoint Corporation, a Washington corporation ("Interpoint"), pursuant to the Agreement and Plan of Merger dated as of July 1, 1996 (the "Merger Agreement") by and among Interpoint, Crane Acquisition Corp., a wholly-owned subsidiary of the Company ("Acquisition"), and the Company whereby Acquisition will be merged with and into Interpoint (the "Merger").

         We are acting as special counsel for the Company in connection with the Registration Statement, the Merger and certain matters contemplated thereby.

         We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary or appropriate to review as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with authentic originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to the questions of fact material to the opinions hereinafter expressed, we have, when relevant facts were not independently established, relied upon the representations set forth in the Merger Agreement, certificates of public officials and officers of the Company and other appropriate persons and statements of the Company contained in the Registration Statement.
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         Based upon and subject to the foregoing, and having regard to legal consideration which we deem relevant, we are of the opinion that upon the approval of the Merger Agreement by the requisite vote of the stockholders of Interpoint and the consummation of the Merger pursuant to the Washington Business Corporation Act, the Shares when issued pursuant to the terms of the Merger Agreement will have been legally and validly issued, fully paid and nonassessable.

         The foregoing opinions are limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

         We hereby consent to reference to us under the heading "Legal Opinion" in the Proxy Statement/Prospectus and to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                 Very truly yours,


                                 /s/ Milbank, Tweed, Hadley & McCloy


AFL/RSR